Exhibit 99.3

CONSENT OF HOULIHAN CAPITAL, LLC

We hereby consent to the inclusion of our opinion letter dated May 22, 2026, to the Special Committee of the Board of XCF Global, Inc. (“XCF Global”) and the Board of Directors of XCF Global as an annex to the proxy statement/prospectus contained in the Registration Statement on Form S-4 as filed by XCF Global with the Securities and Exchange Commission, and to the references to our firm and such opinion in such proxy statement/prospectus and Registration Statement. In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Houlihan Capital, LLC

By:	/s/ Houlihan Capital, LLC
Houlihan Capital, LLC

June 12, 2026